Exhibit 10.28

Advisory Board Agreement

This Advisory Board Agreement (the “Agreement”), is entered into on September 13, 2019 by Bioxytran, Inc., with an address at 233 Needham Street, Suite 300, Newton MA, 02464 (the “Company”), and John Jensen (the “Advisor”) with an address c/o Westbury Group LLC at 39 Riverside Avenue, Westport, CT 06880 (the “Advisor”).

In consideration of the representations, warranties and covenants set forth hereinafter, effective on the date hereof, the Company and the Advisor hereby agree as follows:

1. Appointment of Advisor. The Company hereby appoints the Advisor to the Company’s Board of Advisors (the “Board of Advisors”). The Advisor will advise the Company from time to time on developing capital markets and financing strategies, developing evaluation analyses, developing licensing agreements and partnerships for the company, building relationships with potential accredited investors, funds or entities with whom Advisor has maintained a longstanding relationship, introducing the Company to individuals, corporations and institutions in the pharmaceutical and device maker marketplace and as otherwise requested by the Chief Executive Officer of the Company and agreed to by Advisor (the “Services”). Upon execution of this Agreement Advisor will make himself reasonably available at the Company’s request and attend meetings or conference calls in connection with the Services. The term (“Term”) of this Agreement shall be six months; the agreement may be extended for additional six (6) month periods upon the mutual written consent of Company and Advisor.

2  Compensation. As compensation for providing such consulting services to the Company pursuant to this Agreement, the Company agrees:

2.1 to pay the Westbury Group a grant of 100,000 purchase warrants of restricted common stock purchasable at the September 3, 2019 closing price ($0.95 per share) expiring three years from the execution date of this agreement. The Company agrees that the Westbury Group may assign all or part of the warrants to John Jensen.

2.2 additional compensation stock and/or cash compensation as determined by the Board of Directors of the Company.

3. Expenses. In addition to the Shares and Fees granted pursuant to this Agreement, the Company will reimburse the Advisor expenses incurred directly or indirectly by the Advisor in carrying out the consulting services pursuant to this Agreement. The Advisor will ensure that he will obtain the Company’s prior approval for any such expenses before they are incurred.

4. Benefits. The Advisor shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company. The Advisor acknowledges that the Company will not withhold taxes on any amounts paid to him hereunder and that Advisor is responsible for all tax withholding, social security, unemployment insurance and other similar payments. Advisor shall provide Company a copy of his or her Form W-9 prior to payment of any Fees or Shares.

5. Termination. The Company may, without prejudice to any right or remedy it may have due to any failure of the Advisor to perform his obligations under this Agreement, terminate the Term upon fifteen (15) days’ prior written notice to the Advisor. The Advisor may, without prejudice to any right or remedy he may have due to any failure of the Company to perform its obligations under this Agreement, terminate this Agreement and the Term upon fifteen (15) days’ prior written notice to the Company. Upon termination of this Agreement, the Advisor shall be entitled to payment for services performed and pre-approved expenses paid or incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of the Advisor of every description against the Company. Notwithstanding the foregoing, the Company may terminate the Term, effective immediately upon receipt of written notice to Advisor, if the Board reasonably determines that Advisor breaches or threatens to breach any provision of Sections 6, 7 or 8. The following provisions shall survive termination of this Agreement: Sections 5, 7, 8 and 12.

6. Cooperation. In the performance of his obligations under this Agreement, the Advisor shall use his reasonable best efforts, shall reasonably cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business, and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Advisor to perform his obligations hereunder.

7. Inventions and Proprietary Information.

7.1. Inventions. All inventions, discoveries, computer programs, data, technology, designs, innovations, formulas compounds, drugs and improvements (whether or not patentable and whether or not copyrightable) (“Inventions”) related to the business of the Company as conducted now or in the future (the “Business”) which are made, conceived, reduced to practice, created, written, designed or developed by the Advisor, solely or jointly with others and whether during normal business hours or otherwise, during the Term and while actively serving as Advisor to the Company, as a member of the Company’s Board of Advisors, or thereafter if resulting directly or indirectly derived from Proprietary Information (as defined below) of the Company, shall be the sole property of the Company.

By way of clarification, any Inventions made, conceived, reduced to practice, created, written, designed or developed by the Advisor, solely or jointly with others, in the course of the Advisor’s activities with any third party and not in the course of his performance of advisory services hereunder or which are not directly or indirectly derived from Proprietary Information, shall not constitute “Inventions” hereunder.

The Advisor hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere and appoints any officer of the Company as the Advisor’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon request of the Company and at the Company’s expense, the Advisor shall execute further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

7.2. Proprietary Information.

7.2.1. The Advisor acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Advisor agrees that he will not, during the Term or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information.

7.2.2. For purposes of this Agreement, “Proprietary Information” shall mean all non-public information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, vendor information, customer information, trade secret, process, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, plan, unpublished financial data, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Advisor in the course of his service as an Advisor to the Company.

7.2.3. Proprietary Information excludes, and the Advisor’s obligations under this Section 7.2 shall not apply to, any information that (i) is or becomes known to the general public under circumstances involving no breach by the Advisor or others of the terms of this Section 7.2, (ii) is already known by the Advisor prior to the disclosure by Company, (iii) is learned by the Advisor from a third party authorized to disclose such information, (iv) is independently developed by the Advisor without use of the Company’s Proprietary Information, (v) is required by law (including statute, rule, regulation, order or other legal compulsion) to be disclosed, (vi) is generally disclosed to third parties by the Company without restriction on such third parties, or (vii) is approved for release by written authorization of the Chief Executive Officer of the Company.

7.2.4. Upon termination of this Agreement or at any other time upon request by the Company, the Advisor and Westbury shall promptly deliver to the Company all Proprietary Information and all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) that relates to the Proprietary Information. In addition, Advisor and Westbury shall destroy all copies of any analyses, notes, memoranda, diagrams, compilations, studies, or other documents that it has prepared containing or reflecting any Confidential Information, except as required by state and/or federal regulation. Westbury, however, may retain one copy of such Confidential Information in its Legal archives to prove compliance with this Section, and/or to comply with state and/or federal regulation.

7.2.5. The Advisor represents that his retention as an advisor with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Advisor shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

7.3. Remedies. The Advisor acknowledges that any breach of the provisions of this Section 7 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Advisor agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Advisor and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages and without the posting of a bond.

8. No Conflict of Interest and Confidentiality

8.1. The Advisor represents and warrants to the Company that the Advisor currently has no agreement with, nor conflicting interests, nor any other obligation to, any third party that would conflict with the terms of this Agreement and the Business of the Company, nor shall the Advisor enter into any such agreement nor incur such an obligation, without the prior written consent of the Company. The Advisor further represents that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party. The Advisor understands the confidential nature of the information and materials he will acquire or develop in performing his services under this Agreement. The Advisor acknowledges that if such information or materials were revealed to competitors of the Company, then such disclosure could cause damage to the Company. Notwithstanding the foregoing, nothing contained in this Section 8 or elsewhere in this Agreement shall interfere with, limit or otherwise adversely affect the freedom of Westbury or the Advisor to perform their duties and responsibilities for Westbury’s and the Advisor’s current businesses. The Company agrees not to unreasonably withhold or delay its consent to activities by the Advisor and Westbury in areas with respect to which the Company either has no business or in which it does not intend to develop business.

8.2. During the Term and for a period of two (2) years commencing on the expiration or termination (if earlier) of this Agreement, Advisor will not solicit, entice, persuade or induce any individual who is then, or has been within the preceding six-month period, an employee or consultant of the Company or any of its subsidiaries or affiliates to terminate his employment or consulting relationship with the Company or any of its subsidiaries or affiliates or to become employed by or enter into contractual relations with any other individual or entity, and the Advisor shall not approach any such employee or consultant for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term “affiliate” shall mean any person or entity that directly, or indirectly, through one or more intermediaries, is controlled or is controlled by, or is under common control of the Company.

8.3 Since a breach of the provisions of this Section 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Advisor agrees that the provisions of this Section 8 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, or by a nationally recognized overnight mail delivery carrier, addressed to the other party at the address shown in the preamble above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

10. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof and any and all such prior agreements, arrangements and communications shall be deemed terminated.

11. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and the Advisor.

12. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with the laws of Massachusetts, without giving effect to principles of conflicts of laws. Advisor and the Company irrevocably agree to exclusive jurisdiction for a dispute arising under this Agreement in a state court located in Boston, Massachusetts or in a federal court located in the United States District Court of Massachusetts and irrevocably waive any objection to an inconvenient forum.

13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Advisor are personal and shall not be assigned by him.

14. Independent Contractor Status. The Advisor shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Advisor is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

15. Miscellaneous.

15.1. No delay or omission by the Company or Advisor in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Advisor on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

15.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

15.3. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

15.4 This Agreement may be signed in counterparts and when taken together shall constitute the valid execution of this Agreement.

{Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

ADVISOR	BIOXYTRAN, INC.

By:
Name: John Jensen		Name: Dr. David Platt Title: Chief Executive Officer